                                                                    EXHIBIT 10.7





                                 LOAN AGREEMENT

                                     BETWEEN

                                 ORGANIC, INC.,

                                       AND

                               OMNICOM GROUP INC.

                           DATED AS OF AUGUST 27, 1999

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1. DEFINITIONS.......................................................................1

         1.1  Defined Terms..................................................................1

         1.2  Accounting Terms..............................................................11

         1.3  Singular And Plural...........................................................11

         1.4  Other Definitional Provisions.................................................11

SECTION 2. COMMITMENTS, INTEREST AND FEES...................................................12

         2.1  Revolving Commitment And Guaranty Commitment..................................12

              2.1.1  Revolving Commitment...................................................12

              2.1.2  Reduction and Partial Termination of Revolving Commitment..............12

              2.1.3  Guaranty Commitment....................................................12

         2.2  Borrowing Procedures For Revolving Loans......................................15

              2.2.1  Notice.................................................................15

              2.2.2  Lender's Obligations...................................................15

              2.2.3  Reaffirmation..........................................................15

         2.3  Interest......................................................................15

              2.3.1  Prior To IPO Closing...................................................15

              2.3.2  Following IPO Closing..................................................16

         2.4  Principal Repayment...........................................................16

         2.5  Books And Records.............................................................16

         2.6  Default Interest..............................................................16

         2.7  Maximum Rate..................................................................16

         2.8  Repayments....................................................................16

              2.8.1  Mandatory Repayments Of Overadvances...................................16

              2.8.2  Optional Repayments; Termination And Reduction Of Commitments..........17

         2.9  Payment Mechanics.............................................................17

         2.10 Security; Single Loan.........................................................17

SECTION 3. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER....................................18

         3.1  Conditions To Initial Revolving Loan Or Issuance Of A Letter Of Credit Or Lease
              Guaranty......................................................................18

              3.1.1  Documents Executed And Filed...........................................18
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
              3.1.2  Warrant................................................................18

              3.1.3  Secretary's Certificate................................................18

              3.1.4  UCC and Patent and Trademark Office Lien Search........................18

              3.1.5  Casualty Insurance.....................................................19

              3.1.6  Approvals..............................................................19

              3.1.7  Legal Opinion..........................................................19

              3.1.8  Pledged Stock; Stock Powers; Pledged Notes.............................19

              3.1.9  Intercreditor Agreement................................................19

              3.1.10 U.K. Subsidiary Guarantee And Indemnity................................19

         3.2  Conditions To All Revolving Loans, Letters of Credit and Lease Guaranties.....19

SECTION 4. REPRESENTATIONS AND WARRANTIES...................................................20

         4.1  Due Organization And Qualification............................................20

         4.2  Due Authorization; No Conflict................................................20

         4.3  Valid And Binding Agreement...................................................21

         4.4  Actions, Suits Or Proceedings.................................................21

         4.5  No Liens, Pledges, Mortgages, Security Interests Or Negotiable Documents......21

         4.6  Financial Statements..........................................................21

         4.7  Financial Condition...........................................................22

         4.8  Taxes.........................................................................22

         4.9  Compliance With Laws..........................................................22

         4.10 Indebtedness..................................................................22

         4.11 Government Consents...........................................................22

         4.12 Full Disclosure...............................................................22

         4.13 Ownership Of Property; Liens..................................................22

         4.14 No Default....................................................................23

         4.15 Intellectual Property.........................................................23

         4.16 ERISA.........................................................................23

         4.17 Investment Company Act........................................................23

         4.18 Subsidiaries..................................................................23

         4.19 Security Documents............................................................23

         4.20 Year 2000 Matters.............................................................24

         4.21 Federal Regulations...........................................................24

         4.22 Environmental Matters.........................................................24

SECTION 5. AFFIRMATIVE COVENANTS............................................................25

         5.1  Financial And Other Information...............................................25

              5.1.1  Financial Statements...................................................25

              5.1.2  Adverse Events.........................................................26

              5.1.3  Shareholder Reports....................................................26

              5.1.4  Tax Notices............................................................26

              5.1.5  Books And Records......................................................26

         5.2  Insurance.....................................................................27

         5.3  Taxes.........................................................................27

         5.4  Maintain Corporation And Business.............................................27

         5.5  Additional Warrants...........................................................27

         5.6  Use Of Loan Proceeds..........................................................28

         5.7  Payment Of Obligations........................................................28

         5.8  Environmental Laws............................................................28

         5.9  Additional Collateral, Etc....................................................28

SECTION 6. NEGATIVE COVENANTS...............................................................30

         6.1  Distributions.................................................................30

         6.2  Stock Acquisition.............................................................30

         6.3  Liens And Encumbrances........................................................30

         6.4  Indebtedness..................................................................30

         6.5  Investments And Extensions Of Credit..........................................31

         6.6  Guarantee Obligations.........................................................31

         6.7  Mergers Or Acquisitions.......................................................32

         6.8  Transactions With Affiliates..................................................32

         6.9  Disposition Of Property.......................................................32

         6.10 Capital Expenditures..........................................................32

         6.11 Lines Of Business.............................................................33

         6.12 Consolidated Revenues.........................................................33

         6.13 Executive Compensation........................................................33

SECTION 7. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS........................33

         7.1  Events Of Default.............................................................33

              7.1.1  Failure To Pay Monies Due..............................................33

              7.1.2  Misrepresentation......................................................33

              7.1.3  Noncompliance With Agreement...........................................34

              7.1.4  Other Defaults.........................................................34

              7.1.5  Judgments..............................................................34

              7.1.6  Bankruptcy, Etc........................................................34

              7.1.7  Change Of Control......................................................35

              7.1.8  Security Documents.....................................................35

              7.1.9  Acceleration Of Obligations; Remedies..................................35

              7.1.10 Application Of Proceeds................................................35

              7.1.11 Cumulative Remedies....................................................36

SECTION 8. MISCELLANEOUS....................................................................36

         8.1  Independent Rights............................................................36

         8.2  Covenant Independence.........................................................36

         8.3  Entire Agreement; Waivers And Amendments......................................36

         8.4  Governing Law.................................................................36

         8.5  Further Assurances............................................................36

         8.6  Survival Of Warranties, Etc...................................................37

         8.7  Costs And Expenses............................................................37

         8.8  Binding Effect................................................................37

         8.9  Maintenance Of Records........................................................38

         8.10 Notices.......................................................................38

         8.11 Counterparts..................................................................39

         8.12 Headings......................................................................39

         8.13 Release And Discharge.........................................................39

         8.14 Time Of The Essence...........................................................39

         8.15 Confidentiality...............................................................39

         8.16 Waiver Of Jury Trial..........................................................39

         8.17 Indemnity.....................................................................40

         8.18 Integration...................................................................40

         8.19 Foreign Restricted Subsidiary Guaranties......................................40

         8.20 Submission To Jurisdiction; Waivers...........................................41



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

                                LIST OF EXHIBITS

Exhibit A - Form of Revolving Note

Exhibit B - Form of Warrant to Purchase Stock

Exhibit C - Form of Guaranty and Security Agreement

Exhibit D - Form of Borrowing Notice

                                LIST OF SCHEDULES

Schedule 4.5 - Existing Liens

Schedule 4.10 - Existing Indebtedness

Schedule 4.18 - Subsidiaries

Schedule 4.19 - Financing Statements; Filing Offices

                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT") made and delivered as of August 27, 1999, by and between ORGANIC, Inc., a Delaware corporation ("BORROWER") and OMNICOM GROUP INC., a New York corporation ("LENDER").

                                   WITNESSETH

        A. Borrower desires to obtain from Lender a revolving credit facility in the aggregate principal amount of up to Thirty Million Dollars ($30,000,000.00) outstanding at any time, for the purposes of financing working capital, general corporate purposes, and to fund certain investments and acquisitions, and to reimburse Lender for any payments made under lease guaranties or letters of credit, all as more particularly described below;

        B. Borrower further desires to obtain from Lender a guaranty credit facility in the aggregate amount of up to Ten Million Dollars ($10,000,000.00) in the form of lease guaranties and letters of credit made by or for the account of the Lender;

        C. Lender is willing to supply such financing subject to the terms and conditions and in reliance on the representations and warranties set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, Borrower and Lender agree as follows:

        SECTION 1. DEFINITIONS.

        1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

        "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, (b) any Person beneficially owning or holding, directly or indirectly, five percent (5%) or more of any class of voting or equity interests of such first Person, or (c) any Person of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, more than fifty percent (50%) of any class of voting or equity interests. As used in this definition, "Control" means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended, or any successor act or code.

        "BOARD APPROVAL" means the due authorization and approval by the Board of Directors of the Lender to enter into this Agreement and the other Loan Documents to which the Lender is a party and to the transactions contemplated hereby and thereby.

        "BRAZILIAN SUBSIDIARY" means Organic Brasil Comunicacao Interativa S.A.

        "BUSINESS DAY" means any other than a Saturday, Sunday or other day on which banking institutions in the States of California or New York are authorized or required by law or other governmental action to close.

        "CAPITAL EXPENDITURES" means, with respect to any Person for any period, expenditures that are or should be capitalized in accordance with GAAP.

        "CAPITAL LEASE" means a lease that has been or should be capitalized on the books of the subject lessee in accordance with GAAP.

        "CAPITAL STOCK" means any and all shares, interests, or other participations (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

        "CHANGE OF CONTROL" means (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Permitted Investors, shall become, or obtain rights (whether by means of options, warrants or otherwise) to become, the "beneficial owner" (as defined in Rules l3d-3 and l3d-5 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of the outstanding Capital Stock of Borrower representing more than 25% of the combined voting power of all Capital Stock of Borrower entitled to vote in the election of directors and (ii) beneficial ownership, directly or indirectly, by Jonathan Nelson, his spouse and lineal descendants and any trust solely for the benefit of his spouse and/or lineal descendants of less than 5 1 % of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings.

        "CLOSING" means the time at which each of the conditions precedent set forth in SECTIONS 3.1 AND 3.2 of this Agreement to the making of the first Loan hereunder shall have been duly fulfilled or satisfied by Borrower or waived by Lender.

        "CLOSING DATE" means the date on which the Closing occurs.

        "CODE" means the Internal Revenue Code of 1986, as amended.

        "COLLATERAL" means all property of Borrower and/or its Domestic Restricted Subsidiaries in which Lender is granted a lien or security interest pursuant to the Guaranty and Security Agreement or any other Security Document or otherwise.

        "COMMITMENT TERMINATION DATE" means the earlier of- (x) August 27, 2002 or (y) the date on which Borrower terminates the Commitments pursuant to SECTION 2.8.2.

        "COMMITMENTS" means collectively the Revolving Commitment and the Guaranty Commitment.

        "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with Borrower within the meaning of
Section 4001 of ERISA or is part of a group that includes Borrower and that is treated as a single employer under SECTION 414 of the Code.

        "CONTRACT RATE" means, as of any applicable date of determination, the interest rate applicable to the Loans determined in accordance with SECTION 2 of this Agreement.

        "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

        "CP RATE" means the offered price on the relevant date of Lender's newly issued commercial paper as determined by Omnicon Finance, Inc. ("OFI") generally for purposes of loans by OFI to subsidiaries of Lender.

        "DEFAULT" means a condition or event, which, with the giving of notice or the passage of time, or both, would become an Event of Default.

        "DISBURSEMENT DATE" means each date upon which Lender makes a Revolving Loan under SECTION 2.1.1 of this Agreement.

        "DOMESTIC RESTRICTED SUBSIDIARY" means a Restricted Subsidiary incorporated or organized under the laws of one of the States or other jurisdictions of the United States.

        "ENVIRONMENTAL LAWS" means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

        "EVENT OF DEFAULT" means any of those conditions or events listed in
SECTION 7.1 of this Agreement.

        "EXECUTIVE OFFICER" means, on the date hereof, any of the five executive officers listed and designated as such in a letter dated the date hereof and delivered by Borrower to Lender, and on or about each anniversary date hereof, any of the five executive officers of Borrower designated as such in a letter dated such date and delivered by Borrower to Lender (subject to Lender's reasonable approval).

        "FINANCIAL STATEMENTS" means the consolidated financial statements of Borrower and its Subsidiaries described in SECTION 4.6 and SECTION 5.1.1 of this Agreement.

        "FINANCING STATEMENTS" means UCC financing statements and fixture filings describing Lender as secured party and Borrower and/or the applicable Domestic Restricted Subsidiary as debtor covering the Collateral and otherwise in such form, for filing or recording in such jurisdictions and with such filing offices, as Lender shall reasonably deem necessary or advisable.

        "FOREIGN RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "FOREIGN RESTRICTED SUBSIDIARY GUARANTY" means collectively (i) the Guarantee and Indemnity executed and delivered by the U.K. Subsidiary on the Closing Date in accordance with SECTION 3.1.10 below and (ii) the guaranty executed and delivered by each Foreign Restricted Subsidiary created or acquired after the Closing Date in accordance with SECTION 5.9(f) below.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination except that for purposes of SECTION 6.12, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited Financial Statements delivered pursuant to SECTION 4.6. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower and the Lender, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

        "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

        "GUARANTEE OBLIGATION" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

        "GUARANTY AND SECURITY AGREEMENT" means the Guaranty and Security Agreement dated of even date herewith, in substantially the form of EXHIBIT C attached hereto, executed by Borrower and the Domestic Restricted Subsidiaries in favor of Lender, including all appendices, exhibits and schedules thereto and shall refer to such Guaranty and Security Agreement, as the same may be in effect from time to time and as amended, supplemented or otherwise modified from time to time.

        "GUARANTY COMMITMENT" means the obligation of the Lender to make or cause to be issued Lease Guaranties and/or Letters of Credit not to exceed Ten Million Dollars ($ 10,000,000.00) in the aggregate (calculated in accordance with SECTION 2.1.3(b)), provided that the Guaranty Commitment shall be $5,000,000 until Board Approval is obtained.

        "GUARANTY FACILITY" means the Ten Million Dollar ($10,000,000.00) guaranty credit facility in respect of L/C and Guaranty Obligations described in
SECTION 2.1.3 of this Agreement to be provided by Lender to Borrower.

        "INDEBTEDNESS" of any Person means, at any date, without duplication,
(a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under Capital Leases of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) Preferred Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g), and
(i) all obligations of the kind referred to in clauses (a) through

(h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation.

        "INSOLVENCY" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

        "INSOLVENT" means pertaining to a condition of Insolvency.

        "INTELLECTUAL PROPERTY" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

        "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of August 27, 1999 between Silicon Valley Bank and Lender, with respect to a Loan and Security Agreement dated as of July 29, 1996, as amended from time to time, between Borrower and Silicon Valley Bank.

        "IPO CLOSING" means the closing of Borrower's first firm commitment underwritten public offering of its common stock registered under the Securities Act of 1933, as amended (the "IPO") either (a) representing 10% or more of all the common stock of the Borrower or (b) with gross cash proceeds therefrom equal to at least $75,000,000.

        "LAWS" means, collectively, all international, foreign, federal, state and local statutes, treaties, codes, ordinances, rules, regulations and precedents of any court or other governmental agency.

        "LEGAL RATE" means the maximum interest rate permitted to be paid by Borrower or received by Lender with respect to the Obligations under applicable law.

        "LEASE GUARANTY" shall have the meaning set forth in SECTION 2.1.3(b) of this Agreement.

        "LESSOR" shall have the meaning set forth in SECTION 2.1.3(b) of this Agreement.

        "LETTER OF CREDIT" shall have the meaning set forth in SECTION 2.1.3(b) of this Agreement.

        "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

        "LOAN OR LOANS" means any Revolving Loan, or collectively, the Revolving Loans.

        "LOAN DOCUMENTS" means any and all of this Agreement, the Revolving Note, the Guaranty and Security Agreement, the Foreign Restricted Subsidiary Guaranties, the other Security Documents, the Warrants, and any and all other agreements, guaranties, documents and instruments executed and delivered by and on behalf or support of Borrower to Lender evidencing or otherwise relating to the Loans and other extensions of credit and the Liens granted to Lender with respect to the Loans, as the same may from time to time be amended, modified, supplemented, restated or renewed.

        "LOAN PARTIES" means the Borrower and each Restricted Subsidiary of the Borrower that is a party to a Loan Document.

        "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which in Lender's reasonable judgment has a material adverse effect upon (a) the validity or enforceability of any provision of this Agreement or any other Loan Document, (b) the business, operations, condition (financial or otherwise), or prospects of the Borrower and its Restricted Subsidiaries taken as a whole, (c) the ability of Borrower to perform its Obligations or (d) the ability of Lender to enforce any of its rights and remedies hereunder or under the other Loan Documents.

        "MATERIALS OF ENVIRONMENTAL CONCERN" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

        "MULTIEMPLOYER PLAN" means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "OBLIGATIONS" means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Lender whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that, Obligations shall not include any L/C and Guaranty Obligations so long as Borrower has performed each of its obligations under the last two sentences of SECTION 2.1.3(b) of this Agreement.

        "OVERADVANCE" has the meaning set forth in SECTION 2.8.1 of this Agreement.

        "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

        "PERMITTED INVESTMENTS" means: (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof backed by the full faith and credit of the United States government or any State thereof and maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently. having the highest rating obtainable from either Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by a bank, and (iv) money market funds with Morgan Stanley & Co. Incorporated or another securities intermediary of nationally recognized standing.

        "PERMITTED INVESTORS" means collectively (i) Jonathan Nelson, his spouse and lineal descendants and any trust solely for the benefit of his spouse and/or lineal descendants, whether directly or indirectly through Organic Holdings, Inc., a California corporation ("Holdings"), (ii) Holdings, and (iii) -Lender or any permitted transferee of Lender.

        "PERMITTED LIENS" means:

               (a) Liens and encumbrances in favor of Lender;

               (b) Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business not yet due and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP;

               (c) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security, and similar statutory obligations;

               (d) Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations up to $500,000 in the aggregate outstanding at any time incurred in good faith in the ordinary course of business that are not yet due and payable;

               (e) Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which is substantial in amount and materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use and which have been approved in writing by Lender;

               (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under SECTION 7.1.5 below;

               (g) Liens in respect of any purchase money obligations or obligations under Capital Leases for fixed or capital assets used in Borrower's or any Restricted Subsidiary's business; provided, however, that any such liens shall not extend to property and assets of Borrower or such Restricted Subsidiary not financed by such purchase money or Capital Lease obligation, and in no event shall the aggregate amount owing under such purchase money or Capital Lease obligations exceed in the aggregate $1,250,000 per year;

               (h) Liens in favor of a securities intermediary (as defined in Article 8 of the UCC) pursuant to such securities intermediary's customary customer account agreement; provided that any such Liens shall at no time secure any Indebtedness or obligations other than customary fees and charges payable to such securities intermediary;

               (i) Any interest or title of a licensor in any property licensed to Borrower or any Restricted Subsidiary in the ordinary course of its business, and any interest of a licensee in any property licensed by Borrower or any Restricted Subsidiary in the ordinary course of business, in each case covering only the assets so licensed;

               (j) Any interest or title of a lessor in any property leased to Borrower or any Restricted Subsidiary pursuant to an operating lease entered into in the ordinary course of business, and any interest of a lessee in any property leased by Borrower or any Restricted Subsidiary pursuant to an operating lease entered into in the ordinary course of business, in each case covering only the assets so leased;

               (k) Liens securing Indebtedness permitted under SECTION 6.4(x) of this Agreement;

               (1) Liens securing earn out and royalty obligations of the Borrower or any Restricted Subsidiary entered into in connection with an acquisition permitted hereunder, covering only the assets so acquired; and

               (m) Existing Liens described on SCHEDULE 4.5 attached hereto.

        "PERSON" or "PERSON" means any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

        "PLAN" means, at any particular time, any employee benefit plan that is covered by ERISA and in respect of which Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "PREFERRED STOCK" means any class of capital stock (or other equity interests) of a Person that is preferred over any other class of capital stock (or other equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

        "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

        "REAL PROPERTY LEASE" shall have the meaning set forth in SECTION 2.1.3(b) of this Agreement.

        "REORGANIZATION" means, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of SECTION 4241 of ERISA.

        "REPORTABLE EVENT" means any of the events set forth in SECTION 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34, or .35 of PBGC Reg.
Section 4043.

        "REQUIREMENTS OF LAW" means, as to any Person, the certificate or articles of incorporation and bylaws or other organizational or governing documents of such Person, and any Law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which or by which such Person or any of its Property is subject.

        "RESPONSIBLE OFFICER" means the Chief Executive Officer, the President, the Chief Financial Officer, or the Vice President-Finance of Borrower.

        "RESTRICTED SUBSIDIARY" means any Subsidiary that is not an Unrestricted Subsidiary.

        "REVOLVING COMMITMENT" means the obligation of the Lender to make Revolving Loans in an aggregate principal amount, initially equal to Thirty Million Dollars ($30,000,000.00), as such amount may be reduced to Fifteen Million Dollars ($15,000,000.00) pursuant to SECTION 2.1.2 of this Agreement or otherwise reduced pursuant to this Agreement, provided that the aggregate Revolving Commitment shall not exceed $10,000,000 prior to Board Approval.

        "REVOLVING FACILITY" means the Thirty Million Dollar ($30,000,000.00) (original amount) revolving credit facility described in SECTION 2.1.1 of this Agreement to be provided by Lender to Borrower evidenced by the Revolving Note.

        "REVOLVING LOAN OR REVOLVING LOANS" has the meaning set forth in SECTION
2.1.1 of this Agreement.

        "REVOLVING NOTE" has the meaning set forth in SECTION 2.1.1 of this Agreement.

        "SECURITY DOCUMENTS" means collectively the Guaranty and Security Agreement and any other security agreement, equitable charge, mortgage, or similar instrument entered into between Borrower or any Domestic Restricted Subsidiary and Lender granting a Lien on its property to secure the Obligations and any other obligations owing to Lender under any Loan Document, as the same may be in effect from time to time and as amended, supplemented or otherwise modified from time to time.

        "SINGLE EMPLOYER PLAN" means any Plan that is covered by Title IV of ERISA, but that is not. a Multiemployer Plan.

        "SUBSIDIARY" means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a

"Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "UCC"' means the Uniform Commercial Code in effect from time to time in the State of New York.

        "U.K. SUBSIDIARY" means Organic Online Limited.

        "UNRESTRICTED SUBSIDIARY" means any Subsidiary designated by Borrower as an "Unrestricted Subsidiary" at the time of creation or acquisition of such Subsidiary; provided that, Borrower shall not at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary.

        "VENTURE INVESTMENTS" has the meaning set forth in SECTION 6.5(d) of this Agreement.

        "WARRANT" means a Warrant substantially in the form of EXHIBIT B hereto.

        1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given such term in accordance with GAAP, and all financial data required to be submitted by this Agreement shall be prepared and computed, unless otherwise specifically provided herein, in accordance with GAAP. The certain terms or computations that are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing.

        1.3 SINGULAR AND PLURAL. Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

        1.4 OTHER DEFINITIONAL PROVISIONS.

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

               (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (ii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

        SECTION 2. COMMITMENTS, INTEREST AND FEES.

        2.1    REVOLVING COMMITMENT AND GUARANTY COMMITMENT.

               2.1.1 REVOLVING COMMITMENT. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower set forth herein, Lender shall make advances in lawful money of the United States and immediately available funds (each a "REVOLVING LOAN" and collectively, "REVOLVING LOANS") to Borrower on a revolving basis in such amounts as Borrower shall request pursuant to SECTION 2.2 of this Agreement at any time on or after the Closing Date and prior to the Commitment Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the Revolving Commitment; provided, however, that nothing contained in this Agreement shall, under any circumstance, be deemed to require Lender to make any Revolving Loan in an aggregate principal amount, taking into account the making of such Revolving Loan, which when added to the outstanding principal amount of all Revolving Loans would cause the aggregate outstanding amount to exceed the Revolving Commitment. The Revolving Loans shall be evidenced by the revolving promissory note (the "REVOLVING NOTE"), substantially in the form of EXHIBIT A attached hereto. Any amounts borrowed by Borrower under the Revolving Facility may be repaid in whole or in part without penalty and reborrowed, subject to this SECTION 2 and the applicable terms and conditions precedent to advances set forth in SECTION 3 of this Agreement.

               2.1.2 REDUCTION AND PARTIAL TERMINATION OF REVOLVING COMMITMENT. Upon the IPO Closing, the Revolving Commitment shall be reduced to Fifteen Million Dollars ($15,000,000.00) and Lender shall cause Fifteen Million Dollars ($15,000,000.00) of the total Revolving Commitment to be terminated. If at such time the outstanding aggregate principal amount of the Revolving Loans exceeds such reduced Revolving Commitment, Borrower shall immediately repay to Lender the full amount of such excess, without penalty or premium, together with all unpaid interest accrued thereon to the date of repayment.

               2.1.3 GUARANTY COMMITMENT.

               (a) ISSUANCE OF LETTERS OF CREDIT AND LEASE GUARANTIES. In connection with certain real property leases into which Borrower may enter from time to time (each a "REAL PROPERTY Lease"), and upon the request of Borrower made at any time and from time to time on or after the Closing Date and prior to the Commitment Termination Date, and subject to the availability of the Guaranty Commitment and the satisfaction by Borrower or waiver by Lender of the conditions precedent in SECTION 3 of this Agreement, Lender shall, in accordance with the requirements of the lessor (the "LESSOR") under any such Real Property Lease, (i) execute and deliver a guaranty agreement in favor of the Lessor (a "LEASE GUARANTY"), or (ii) cause standby letters of credit to be issued by a bank or other legally authorized Person for the account of Lender and the benefit of the Lessor (a "LETTER OF CREDIT"), in each case to support Borrower's obligations in favor of the Lessor under such Real Property Lease. Such Lease Guaranty and/or Letter of Credit shall be satisfactory to Lender in its reasonable discretion.

               (b) AMOUNT AND TERM. All obligations incurred by the Lender pursuant to SECTION 2.1.3(a) in respect of the issuance of Letters of Credit shall be referred to as the "LETTER OF CREDIT OBLIGATIONS." All obligations incurred by the Lender pursuant to SECTION 2.1.3(a) in respect of the issuance of Lease Guaranties shall be referred to as the "LEASE GUARANTY OBLIGATIONS." The Letter of Credit Obligations and the Lease Obligations shall collectively be referred to as the "L/C AND GUARANTY OBLIGATIONS." The aggregate amount of the L/C and Guaranty Obligations shall not at any time exceed the Guaranty Commitment. The aggregate amount of the Lease Guaranty Obligations shall, as of any date, be calculated individually with respect to each Real Property Lease as the lesser of: (x) the aggregate stated amount of the Lease Guaranty issued in respect of such Lease, or (y) the net present value of all of the payments then due under such Lease during the remaining term of such Lease at the time of any such determination using a discount rate of six percent (6%). The Letter of Credit Obligations shall be calculated as the aggregate face amount of the outstanding Letters of Credit issued and unexpired at any time. If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower, at its option, shall either (i) provide cash collateral therefor in an amount equal to such Letter of Credit Obligations, (ii) cause all outstanding Letters of Credit to be canceled and returned, or (iii) deliver a standby letter of credit in guaranty of such Letter of Credit Obligations, which standby letter of credit shall be of like tenor and duration, as and in an amount equal to such Letter of Credit Obligations, and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Lender in its reasonable discretion. If any Lease Guaranty Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower, at its option, shall either (i) provide cash collateral therefor in an amount equal to such Lease Guaranty Obligations, (ii) cause all outstanding Lease Guaranties to be canceled and returned, or (iii) deliver a standby letter of credit in guaranty of such Lease Guaranty Obligations, which standby letter of credit shall be of like tenor and duration, as and in an amount equal to such Lease Guaranty Obligations, and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Lender in its reasonable discretion.

               (c) FEES. Borrower agrees to pay to Lender, (i) as compensation for L/C and Guaranty Obligations incurred hereunder, on the last day of each calendar quarter in arrears, for each quarter or portion thereof during which any L/C and Guaranty Obligation shall remain outstanding, (x) with respect to the Letter of Credit Obligations, a fee in an amount equal to 2.00% per annum multiplied by the aggregate outstanding amount of such Letters of Credit Obligations and (y) with respect to the Lease Guaranty Obligations, a fee in an amount equal to 0.50% per annum multiplied by the aggregate outstanding amount of such Lease Guaranty Obligations, in each case adjusted daily based on the total outstanding amount of the respective obligations, and (ii) as reimbursement for all reasonable out-of-pocket costs, taxes, fees, and expenses incurred by Lender on account of such L/C and Guaranty Obligations, the amount of all such costs, taxes, fees, and expenses so incurred promptly, but in no event later than five (5) days after demand therefor.

               (d) REQUEST FOR ISSUANCE OF A LEASE GUARANTY OR LETTER OF CREDIT. Borrower shall give Lender at least two weeks prior notice requesting a Lease Guaranty, and at least three weeks prior notice requesting a Letter of Credit, specifying the date such Lease Guaranty or Letter of Credit is to be issued, identifying the beneficiary to which such instrument relates, and summarizing the terms and conditions of the Real Property Lease proposed to be supported thereby. Borrower shall also provide a copy of the Real Property Lease to Lender.

Lender will promptly cause such Lease Guaranty or Letter of Credit, as the case may be, to be issued but in no event later than the last day of the applicable notice period.

               (e) L/C AND GUARANTY OBLIGATIONS UNDER REVOLVING COMMITMENT. In the event that the Lender shall make any payment on or pursuant to any Letter of Credit or Lease Guaranty, the corresponding L/C and Guaranty Obligation shall then be deemed automatically to be reduced by the amount of such payment and such payment shall then be deemed automatically to constitute a Revolving Loan under the Revolving Facility regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in SECTION 3 of this Agreement. The proceeds of such Revolving Loan shall be applied to reimburse Lender for the payment made by the Lender under the Letter of Credit or Lease Guaranty, as applicable. In the event that a Revolving Loan shall be made to Borrower hereunder, such Revolving Loan shall be deemed to have been made as of the date of the payment by Lender with respect to the applicable Letter of Credit or Lease Guaranty and interest shall accrue thereon at the rate as provided for under this Agreement.

               (f) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse the Lender for payments made under the Letters of Credit and Lease Guaranties shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and Lease Guaranties, under all circumstances whatsoever, including, without limitation, the following circumstances:

                      (i) Any lack of validity or enforceability of the Letter of Credit or the Lease Guaranty, the obligation supported by the Letter of Credit, Lease Guaranty or any other agreement or instrument relating thereto (collectively, the "RELATED DOCUMENTS");

                      (ii) Any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                      (iii) The existence of any claim, set-off, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of the Letter of Credit or Lease Guaranty (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Lender, the Letter of Credit issuer or any other Person, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                      (iv) Any breach of contract or other dispute between Borrower and any beneficiary or any transferee of the Letter of Credit or the Lease Guaranty (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Lenders or any other Person;

                      (v) Any draft, statement or any other document presented under the Letter of Credit or the Lease Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                      (vi) Any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Letter of Credit issuer or Lender with or without notice to or approval by Borrower in respect of any of Borrower's indebtedness under this Agreement; or

                      (vii) any error, omission, interruption or delay in transmission, dispatch or delivery of any advice or message, however transmitted, in connection with any Letter of Credit.

        2.2    BORROWING PROCEDURES FOR REVOLVING LOANS.

               2.2.1 NOTICE. Except as otherwise provided under Section 2.1.3(e) Borrower shall by e-mail, telephone, or facsimile give Lender notice of Borrower's desire for a Revolving Loan no later than 2:00 p.m., New York City time, one Business Day prior to the requested Disbursement Date. Any notice by telephone shall be promptly followed by a written notice by e-mail or facsimile. Such written notice shall be in substantially the form of the Borrowing Notice attached hereto as EXHIBIT D and shall specify the principal amount of the proposed advance for such Revolving Loan.

               2.2.2 LENDER'S OBLIGATIONS. Lender agrees to make the Revolving Loan on the Disbursement Date established by notice to Lender from Borrower as set forth in SECTION 2.2.1 of this Agreement by transferring such amount in immediately available funds by wire transfer or as otherwise provided under
SECTION 2.1.3(e) pursuant to wire instructions previously provided in writing by Borrower to Lender; provided, however, that, subject to SECTION 2.1.3(e), Lender shall not be obligated to make such Revolving Loan if

               (a) Any of the conditions precedent set forth in SECTION 3 of this Agreement shall not have been satisfied or waived by Lender in accordance with SECTION 8.3 of this Agreement, or

               (b) Such proposed Revolving Loan would cause the aggregate unpaid principal amount of the Revolving Loans outstanding under this Agreement to exceed the Revolving Commitment on the Disbursement Date.

               2.2.3 REAFFIRMATION. Each request for a Revolving Loan under this
SECTION 2.2 shall constitute a reaffirmation by Borrower that (i) no Default or Event of Default shall have occurred and be continuing, and (ii) the representations and warranties contained in this Agreement are true, correct and complete in all material respects to the same extent as though made on and as of the date of the request, except to the extent such representations and warranties specifically relate to an earlier date, in which event they shall be true, correct and complete in all material respects as of such earlier date.

        2.3    INTEREST.

               2.3.1 PRIOR TO IPO CLOSING. Prior to the IPO Closing, the principal amount of the Loans outstanding from time to time shall bear interest on the outstanding principal balance until payment in full, at a rate of interest per annum equal to the CP Rate plus three percent (3.0%). Interest on each Loan shall be due and payable quarterly in arrears (i) commencing on October 1, 1999 and (ii) on the first day of each quarter thereafter until repayment of the Loans in full. Interest shall be computed at the above rate (as it may be adjusted from time to time) for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days. If any such interest payment date is not a Business Day, such payment shall be due on the next succeeding Business Day. The rate of interest applicable to the Loans shall change effective at the opening of business on the Business Day when the CP Rate changes.

               2.3.2 FOLLOWING IPO CLOSING. Commencing on the date of the IPO Closing and continuing thereafter, the principal amount of the Loans outstanding from time to time shall bear interest on the outstanding principal balance until payment in full, at a rate of interest per annum equal to the CP Rate plus one and one quarter percent (1.25%). Interest shall be due and payable and computed in accordance with SECTION 2.3.1 of this Agreement.

        2.4 PRINCIPAL REPAYMENT. The aggregate principal amount of all Revolving Loans outstanding hereunder shall be due and payable in full on the Commitment Termination Date.

        2.5 BOOKS AND RECORDS. All Loans permitted under SECTION 2.1 of this Agreement and all repayments of principal and payments of interest with respect to the Loans shall be evidenced by notations made by Lender on the books and records of Lender; provided, however, that the failure by Lender to make such notations shall not limit or otherwise affect the obligations of Borrower with respect to the repayments of principal or payments of interest on the Loans. The aggregate unpaid amount of the Loans set forth on the books and records of Lender shall be conclusive in the absence of manifest error.

        2.6 DEFAULT INTEREST. If all or any portion of any principal amount of any Revolving Loan or any interest payable on any Revolving Loan or any fee or any other amount payable hereunder shall not be paid when due, whether at the stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at a rate per annum equal to the rate otherwise applicable to the Revolving Loans plus two percent, but in no event shall the rate exceed the Legal Rate, from the due date of such non-payment until such amount is paid in full (as well after as before judgment).

        2.7 MAXIMUM RATE. At no time shall the Contract Rate payable on the Loans exceed the Legal Rate. In the event any interest is charged or received by Lender in excess of the Legal Rate, Borrower acknowledges that any such excess interest shall be the result of an accidental and bona fide error, and such excess shall first be applied to reduce the principal then unpaid on the Loans; second, applied to reduce any obligation for other indebtedness of Borrower to Lender; and third, any remaining excess shall be returned to Borrower.

        2.8    REPAYMENTS.

               2.8.1 MANDATORY REPAYMENTS OF OVERADVANCES. If at any time and for any reason the aggregate principal outstanding on the Revolving Loans exceeds the Revolving Commitment, or the aggregate outstanding L/C and Guaranty Obligations exceeds the Guaranty Commitment (the amount of such excess, if any, in either case, being an "OVERADVANCE"), Borrower shall immediately repay to Lender the full amount of such Overadvance, without penalty or premium, together with all unpaid interest accrued thereon to the date of repayment; provided that the Borrower shall repay to Lender any Overadvances resulting from any payment by the Lender pursuant to any Letter of Credit or Lease Guaranty under SECTION 2.1.3(e) within thirty (30) days of such Overadvance. Any such payments shall be immediately due and owing upon notice or demand from Lender of the occurrence of any such Overadvance. The Revolving Loans are also subject to mandatory prepayment under the circumstances described in SECTION 5.9(d)(iii) of the Security Agreement.

               2.8.2 OPTIONAL REPAYMENTS; TERMINATION AND REDUCTION OF COMMITMENTS. Borrower, at any time and from time to time, upon at least one (1) Business Day's prior notice to Lender, may prepay in whole or in part without penalty or premium, the unpaid principal amount of the Loans. In addition, upon at least three Business Days' prior notice to Lender, Borrower may terminate at any time the Commitments in whole or in part. The Revolving Commitment is also subject to reduction under the circumstances described in SECTION 5.9(D)(III) of the Security Agreement.

        2.9 PAYMENT MECHANICS. All sums payable by Borrower to Lender under this Agreement or the other Loan Documents contemplated hereby shall be paid directly to Lender on the due date thereof in immediately available funds by wire transfer pursuant to wire instructions previously provided in writing by Lender to Borrower; provided that, Lender may automatically debit Borrower's account with respect to the quarterly interest payments on the Revolving Loans and the fees payable with respect to the L/C and Guaranty Obligations as the parties may agree. Lender shall submit an invoice to Borrower with respect to each such quarterly interest payment and fee, which invoice shall set forth (i) the average daily balance of the Revolving Loans, the Letter of Credit Obligations, and the Lease Guaranty Obligations, as the case may be, (ii) the applicable interest rate or fee percentage, and (iii) the calculation of the amount due (separated by Revolving Loans, Letter of Credit Obligations, and Lease Guaranty Obligations). In addition, upon Borrower's request, Lender shall deliver to Borrower information that reasonably establishes and verifies the CP Rate in existence at any particular time. Lender will also afford Borrower audit rights at Borrower's expense upon reasonable notice and during normal business hours to further establish and verify the CP Rate.

        2.10 SECURITY; SINGLE LOAN. To secure the full, prompt and complete performance of Borrower's covenants set out in this Agreement and to secure the repayment of the Loans and all other Obligations, Borrower agrees to, and will cause its Domestic Restricted Subsidiaries to, grant and assign a lien upon, and security interest in, the Collateral pursuant to the Guaranty and Security Agreement, any other Security Document, the Financing Statements and such other agreements as Lender shall from time to time reasonably require and Borrower or such Domestic Restricted Subsidiaries shall have caused to be executed and delivered to Lender. All of the obligations of the Loan Parties to Lender arising under or in connection with this Agreement or any of the other Loan Documents shall constitute one general obligation of the Loan Parties secured by Lender's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Loan Parties to Lender. Collateral for any Loan shall be collateral for all Loans and any and all of the obligations of the Loan Parties hereunder or under any other Loan Document.

        SECTION 3. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER.

        3.1 CONDITIONS TO INITIAL REVOLVING LOAN OR ISSUANCE OF A LETTER OF CREDIT OR LEASE GUARANTY. The obligations of Lender under this Agreement to make the initial Revolving Loan, or to issue the initial Letter of Credit or Lease Guaranty, are subject to the occurrence, prior to or simultaneously with the making of such Loan or the issuance of such Letter of Credit or Lease Guaranty, whichever happens first, of each of the following conditions:

               3.1.1 DOCUMENTS EXECUTED AND FILED. Borrower and each Domestic Restricted Subsidiary which is a party thereto shall have executed (or caused to be executed) and delivered to Lender with appropriate insertions and attachments as Lender shall approve, in its reasonable discretion, and, as appropriate, there shall have been filed or recorded with such filing or recording offices as Lender shall reasonably deem appropriate, the following:

               (a) This Agreement;

               (b) The Revolving Note;

               (c) The Guaranty and Security Agreement; and

               (d) The Financing Statements and all other agreements, documents or instruments necessary or reasonably advisable to create or perfect a prior security interest in the Collateral.

               3.1.2 WARRANT. Borrower shall have issued to Lender a Warrant to purchase 749,692 shares of Common Stock of Borrower, provided that if Board Approval shall not have been obtained, the Warrant shall be issued at such time as Board Approval shall have been obtained unless the Obligations have been paid in full or otherwise satisfied, Borrower has performed all of its other obligations hereunder, and the Commitments have been terminated prior to that date.

               3.1.3 SECRETARY'S CERTIFICATE. Borrower and each Domestic Restricted Subsidiary shall have furnished to Lender a certificate of the Secretary of Borrower and each Domestic Restricted Subsidiary attaching and certifying as to (1) resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Revolving Note, and the other Loan Documents and any other documents contemplated by this Agreement, (2) a complete and accurate copy of its Certificate of Incorporation including all amendments thereto and restatements thereof as certified by the Delaware Secretary of State, (3) a complete and accurate copy of the Bylaws of Borrower and each Domestic Restricted Subsidiary, including all amendments thereto and restatements thereof, (4) incumbency and signatures of the officers of Borrower signing this Agreement, the Revolving Note, the other Loan Documents and any other documents contemplated or delivered under this Agreement to which such Borrower is a party and (5) a certificate of status with respect to Borrower and each Domestic Restricted Subsidiary which shall have been certified by the Delaware Secretary of State.

               3.1.4 UCC AND PATENT AND TRADEMARK OFFICE LIEN SEARCH. Lender shall have received UCC and U.S. Patent and Trademark Office record and copy searches disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Permitted Liens and such liens as shall be released concurrently with the first Loan hereunder.

               3.1.5 CASUALTY INSURANCE. In accordance with SECTION 5.2 of this Agreement, Borrower shall have furnished to Lender a Certificate of Insurance evidencing Borrower's casualty insurance policies with loss payable clauses in favor of Lender, relating to the assets and properties (including, but not limited to, the Collateral) of Borrower and the Domestic Restricted Subsidiaries.

               3.1.6 APPROVALS. All governmental and third party approvals (including landlords' and other consents where required under the applicable real estate lease or contract but not landlords' estoppel letters) necessary in connection with the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

               3.1.7 LEGAL OPINION. The Lender shall have received an executed legal opinion of Cooley Godward LLP, counsel to the Borrower and its Domestic Restricted Subsidiaries, in form and substance satisfactory to Lender and its counsel. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Lender may reasonably require.

               3.1.8 PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Lender shall have received (i) the certificates representing the shares of Capital Stock of the Domestic Restricted Subsidiaries pledged pursuant to the Guaranty and Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note payable to Borrower or any Domestic Restricted Subsidiary with a stated principal amount of $200,000 or more pledged pursuant to the Guaranty and Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof

               3.1.9 INTERCREDITOR AGREEMENT. Each of Silicon Valley Bank and Borrower shall have executed and delivered the Intercreditor Agreement.

               3.1.10 U.K. SUBSIDIARY GUARANTEE AND INDEMNITY. The Lender shall have received (i) a Guarantee and Indemnity executed and delivered by the U.K. Subsidiary in form and substance satisfactory to Lender and its counsel and (ii)
(1) a complete and accurate copy of resolutions of its Board of Directors authorizing the execution, delivery and performance of the Guarantee and Indemnity, (2) a complete and accurate copy of its Articles of Association and Memorandum of Association, including all amendments thereto and restatements thereof, and (3) documentation evidencing the incumbency and signatures of the officers of the U.K. Subsidiary signing the Guarantee and Indemnity.

        3.2 CONDITIONS TO ALL REVOLVING LOANS, LETTERS OF CREDIT AND LEASE GUARANTIES. The obligations of Lender to make any Revolving Loan on any Disbursement Date, including, but not limited to, the Disbursement Date first occurring, or to issue a Letter of Credit or Lease Guaranty, including but not limited to, the initial Letter of Credit or Lease Guaranty, are subject to the occurrence, prior to or on the Disbursement Date related to such Revolving Loan, or the date of issuance of such Letter of Credit or Lease Guaranty, of each of the following further conditions:

               3.2.1 Lender shall have received, in form and content satisfactory to Lender, the following:

               (a) The notice set forth in SECTION 2.2.1. of this Agreement in the case of a Revolving Loan.

               (b) The notice set forth in SECTION 2.1.3(d) of this Agreement in the case of a Letter of Credit or Lease Guaranty.

               3.2.2 As of such date both before and after giving effect to the requested extension of credit:

               (a) No Default or Event of Default shall have occurred and be continuing;

               (b) All warranties or representations set forth in SECTION 4 of this Agreement shall be true and correct in all material respects (except for any warranties or representations stated to relate to a specific earlier date, which shall be true and correct in all material respects as of such earlier date) as though such warranties or representations had been made on and as of such date; and

               (c) No provision of law, any order of any court or other agency of government or any regulation, rule or interpretation thereof shall have had any Material Adverse Effect.

        SECTION 4. REPRESENTATIONS AND WARRANTIES.

        On a continuing basis from the date of this Agreement until the Obligations are paid in full or otherwise satisfied, Borrower has performed all of its other obligations hereunder, and the Commitments have been terminated, Borrower represents and warrants to Lender that:

        4.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Restricted Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and is in good standing in every jurisdiction wherein such qualification is necessary except where failure to be so qualified would not have a Material Adverse Effect and
(c) has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Revolving Note and the other Loan Documents to which it is a party, to grant to Lender liens and security interests in the Collateral as hereby contemplated, and to do any and all other things required of it hereunder.

        4.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Borrower of this Agreement, the borrowings hereunder and the execution, delivery and performance by Borrower and each other Loan Party of the Revolving Note, the Guaranty and Security Agreement and other Loan Documents to which it is a party (a) have been duly authorized by all requisite corporate action of Borrower and each other Loan Party, (b) are not in conflict with nor constitute a breach of any provision contained in the Certificate of Incorporation or Bylaws of Borrower or the charter documents of each other Loan Party, (c) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any indenture, note, agreement or other instrument to which Borrower or any Restricted Subsidiary, or by which it or any of its properties or assets are bound except such as have been obtained, and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower or any Restricted Subsidiary other than in favor of Lender and as contemplated or permitted thereby.

        4.3 VALID AND BINDING AGREEMENT. This Agreement is, and the Revolving Note and each of the other Loan Documents will be, when delivered, valid, binding and enforceable obligations of Borrower and each other Loan Party which is a party thereto.

        4.4 ACTIONS, SUITS OR PROCEEDINGS. There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best of Borrower's knowledge, threatened against or affecting Borrower or any Restricted Subsidiary or any properties or rights of Borrower or any Restricted Subsidiary, which, if adversely determined, would have a Material Adverse Effect.

        4.5 NO LIENS, PLEDGES, MORTGAGES, SECURITY INTERESTS OR NEGOTIABLE DOCUMENTS. Borrower's and each Restricted Subsidiary's assets and properties, including, without limitation, the Collateral, are not subject to any mortgage, pledge, lien, security interest or other encumbrance of any kind or character, except for Permitted Liens. Borrower and each Domestic Restricted Subsidiary is, and at the time the Collateral becomes subject to Lender's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Lender's security interest will have, good and clear title to the Collateral, subject only to Lender's rights therein and to Permitted Liens.

        4.6 FINANCIAL STATEMENTS. The audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1998 and the related consolidated statements of income for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at June 30, 1999, and the related unaudited consolidated statements of income for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations for the six-month period then ended (subject to normal year-end audit adjustments and the omission of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Restricted Subsidiaries do not have any material Guarantee Obligations, other contingent liabilities, or liabilities for taxes or any long-term leases or unusual long-term commitments that are not reflected in the most recent Financial Statements or otherwise permitted hereby. During the period from June 30, 1999 to and including the date hereof, there has been no disposition of a material part of the business or property of the Borrower or any of its Restricted Subsidiaries.

        4.7 FINANCIAL CONDITION. Each Loan Party is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and each Loan Party will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other Loan Documents, as the case may be. There has been no development or condition that has had or could reasonably be expected to have a Material Adverse Effect since the date of the most recently delivered audited Financial Statements.

        4.8 TAXES. Each of Borrower and each Restricted Subsidiary has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable, except those contested in good faith. Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the most recently delivered audited Financial Statements.

        4.9 COMPLIANCE WITH LAWS. Each of Borrower and each Restricted Subsidiary has complied with all applicable laws, to the extent that failure to comply would have a Material Adverse Effect.

        4.10 INDEBTEDNESS. Except (a) as disclosed on SCHEDULE 4.10 attached hereto, (b) Capital Leases in existence on the date hereof for tangible property used in Borrower's or any Restricted Subsidiary's business to the extent permitted under this Agreement, (c) with respect to Indebtedness incurred- after the Closing Date in accordance with and permitted under SECTION 6.4, and (d) with respect to Guarantee Obligations issued after the Closing Date in accordance with and permitted under SECTION 6.6, Borrower and the Restricted Subsidiaries have no Indebtedness.

        4.11 GOVERNMENT CONSENTS. Each of Borrower and each Restricted Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary for the continued operation of Borrower's and each Restricted Subsidiary's business as currently conducted, other than those consents, approvals or authorizations the failure of which to obtain would not have a Material Adverse Effect.

        4.12 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower or any Subsidiary in any certificate or written statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the representations, warranties or statements contained in such certificates or statements, in light of the circumstances under which they were made, not misleading.

        4.13 OWNERSHIP OF PROPERTY; LIENS. Each of Borrower and each Restricted Subsidiary has title in fee simple to, or a valid leasehold interest in, all of its real property, and good title to, or a valid leasehold interest in, all of its other property, and none of such property is subject to any Lien except for Permitted Liens.

        4.14 NO DEFAULT. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

        4.15 INTELLECTUAL PROPERTY. Each of Borrower and each Restricted Subsidiary owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and each other Loan Party does not infringe on the rights of any Person in any material respect.

        4.16 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 4.12 of the Code or Section 302 of ERISA) has occurred during the, five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

        4.17 INVESTMENT COMPANY ACT. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        4.18 SUBSIDIARIES. As of the date hereof, SCHEDULE 4.18 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower or any other Subsidiary.

        4.19 SECURITY DOCUMENTS. The Guaranty and Security Agreement is effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the Pledged Stock described in the Guaranty and Security Agreement, when stock certificates representing such Pledged Stock and stock powers in blank are delivered to the Lender, and in the case of the other Collateral described in the Guaranty and Security Agreement, when the Required Actions (as defined in Section 4(b) of the Guaranty and Security Agreement) have been taken (including the filing of the financing statements specified on SCHEDULE 4.19 in appropriate form in the offices specified on SCHEDULE 4.19), the Guaranty and Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each other Loan Party in such Collateral and the proceeds thereof, to the extent a security interest can be perfected by the taking of the Required Actions, as security for the Obligations (as defined in the Guaranty and Security Agreement), in each case, to such extent, prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Permitted Liens).

        4.20 YEAR 2000 MATTERS. Borrower and its Domestic Restricted Subsidiaries are in the process of developing and budgeting for a comprehensive program that Borrower believes will address adequately the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999). Based upon such program and the Borrower's review of the Year 2000 problem performed to date, Borrower believes that (i) Borrower and its Domestic Restricted Subsidiaries will substantially avoid the Year 2000 problem as to all computers, as well as embedded microchips in non-computing devices, that are material to Borrower's and its Domestic Restricted Subsidiaries' business and financial condition taken as a whole and (ii) the failure of its (or its Domestic Restricted Subsidiaries') own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure, will not have a Material Adverse Effect.

        4.21 FEDERAL REGULATIONS. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Revolving Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Lender, Borrower will furnish to Lender a statement to the foregoing effect in conformity with the requirements of Form FR G-3 or Form FR U-1, as applicable, referred to in Regulation U.

        4.22 ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

               (a) the facilities and properties owned, leased or operated by the Borrower or any of its Restricted Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

               (b) neither the Borrower nor any of its Restricted Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its Restricted Subsidiaries (the "Business") nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

               (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

               (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

               (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Borrower or any Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

               (f) neither the Borrower nor any of its Restricted Subsidiaries has assumed any liability of any other Person under Environmental Laws.

        SECTION 5. AFFIRMATIVE COVENANTS.

        On a continuing basis from the date of this Agreement until the Obligations are paid in full or otherwise satisfied, Borrower has performed all of its other obligations hereunder, and the Commitments have been terminated, Borrower covenants and agrees, and will cause each Restricted Subsidiary to agree, that it will:

        5.1    FINANCIAL AND OTHER INFORMATION.

               5.1.1 FINANCIAL STATEMENTS. Furnish to Lender:

               (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, (i) a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related audited consolidated statements of income for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, and (ii) a compliance certificate containing all information and calculations necessary for determining compliance with the financial covenant contained in SECTION 6.12 hereof as of the last day of such fiscal year;

               (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the omission of footnotes); provided that, commencing with the unaudited financial statements for the quarter ending March 31, 2000, such financial statements shall also include consolidated statements of cash flows for the applicable periods, and (ii) a compliance certificate containing all information and calculations necessary for determining compliance with the financial covenant contained in SECTION 6.12 hereof as of the last day of such fiscal quarter; and

               (c) as soon as available, but in any event not later than forty-five (45) days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal yearend audit adjustments and the omission of footnotes); provided that, commencing with the unaudited financial statements for the month ending April 30, 2000, such financial statements shall also include consolidated statements of cash flows for the applicable periods.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

               5.1.2 ADVERSE EVENTS. Promptly inform Lender of the occurrence of any Default or Event of Default, or of any other occurrence which could reasonably be expected to have a Material Adverse Effect or any litigation, investigation or proceeding that may exist at any time between such Person and any Governmental Authority. Each notice shall set forth details of the event and what action the Borrower proposes to take with respect thereto.

               5.1.3 SHAREHOLDER REPORTS. Promptly furnish to Lender upon becoming available a copy of all financial statements, reports, notices, proxy statements and other communications sent generally by such Person to its respective stockholders, and all regular and periodic reports filed by such Person with any securities exchange, the Securities and Exchange Commission, or any governmental authorities succeeding to any or all of the functions of said agencies and such additional information as the Lender may from time to time reasonably request.

               5.1.4 TAX NOTICES. Promptly furnish to Lender a copy of all notices from all tax authorities asserting against Borrower or any Restricted Subsidiary due and unpaid taxes in any material amount.

               5.1.5 BOOKS AND RECORDS. Keep proper books and records of account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and make available the books and records of Borrower and each Restricted Subsidiary during normal business hours upon reasonable advance notice at the principal office of Borrower, to Lender and its representatives (including its auditors). Borrower and each Restricted Subsidiary shall also permit Lender (in its capacity as lender) to visit and inspect any of its properties during normal business hours upon reasonable advance notice provided that the purpose of the visit is reasonably related to the credit facilities provided hereunder. Borrower and each Restricted Subsidiary shall also make available to Lender and its representatives (including its auditors) any back-up materials generated with respect to any adjustments made by it to the most recently delivered Financial Statements in the process of completing its audits and Lender shall be able to discuss the business and financial condition of the Borrower and its Restricted Subsidiaries with officers of the Borrower or such Restricted Subsidiaries and its independent accountants. The books and records and other materials made available to Lender pursuant to this Section shall be subject to the confidentiality provisions contained in SECTION 8.15 below.

        5.2 INSURANCE. Keep its insurable properties (including, but not limited to, the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of Borrower and each Domestic Restricted Subsidiary,
(b) necessary worker's compensation insurance and (c) public liability and product liability insurance. All such policies shall name Lender as additional insured and loss payee, as appropriate, and shall specify that the insurer must give at least thirty (30) days notice to Lender before canceling its policy for any reason. Borrower will promptly deliver to Lender, at Lender's request, evidence satisfactory to Lender that such insurance has been so procured, including the delivery to Lender of a Certificate of Insurance. Borrower hereby appoints Lender or any employee or agent of Lender as Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Lender or any employee or agent of Lender, on behalf of Borrower and each Domestic Restricted Subsidiary, upon the occurrence and during the continuance of an Event of Default, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to Borrower and each Domestic Restricted Subsidiary in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Obligations; provided, however, that Lender shall not be required hereunder so to act.

        5.3 TAXES. Pay promptly and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon Borrower or any Restricted Subsidiary, and its property, except to the extent being contested in good faith.

        5.4 MAINTAIN CORPORATION AND BUSINESS. Do or cause to be done all things necessary to preserve, maintain and keep in full force and effect Borrower's or any Restricted Subsidiary's corporate existence, privileges, rights and franchises and comply with all applicable laws and Contractual Obligations; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property and keep the same in good repair, working order and condition, ordinary wear and tear excepted; and from time to time make, or cause to be made, all needed and customary repairs, renewals, replacements, betterment's and improvements thereto, ordinary wear and tear excepted.

        5.5 ADDITIONAL WARRANTS. Issue to Lender additional Warrants to purchase
(i) 302,906 shares of Common Stock of Borrower on October 1, 2000, (ii) 305,966 shares of

Common Stock of Borrower on January 1, 2001, (iii) 309,056 shares of Common Stock of Borrower on April 1, 2001, and (iv) 312,178 shares of Common Stock of Borrower on July 1, 2001, if the IPO Closing shall have failed to occur on or before each such date; provided, that if the Obligations have been paid in full or otherwise satisfied, Borrower has performed all of its other obligations hereunder, and the Commitments have been terminated before any such date, Borrower shall not be obligated to issue any Warrants on any date following such termination; provided further that, if Board Approval shall not have been obtained on or before any such date, the additional Warrants shall be issued at such time as Board Approval shall have been obtained subject to the foregoing proviso.

        5.6 USE OF LOAN PROCEEDS. Use the proceeds of the Revolving Loans hereunder only for working capital and general corporate purposes and to fund acquisitions, and for reimbursement to Lender for any payment made under a Letter of Credit or Lease Guaranty. Extensions of credit under the Guaranty Commitment shall be used only in respect of the Real Property Leases.

        5.7 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations (other than obligations constituting Indebtedness) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Restricted Subsidiaries, as the case may be.

        5.8    ENVIRONMENTAL LAWS.

               (a) Comply in all material respects with, and ensure compliance in all material respects by all of its tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or pen-nits required by applicable Environmental Laws.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

        5.9    ADDITIONAL COLLATERAL, ETC.

               (a) With respect to the shares of stock held by Borrower in the U.K. Subsidiary, promptly but in no event later than September 13, 1999 execute and deliver to Lender a Security Document in form and substance satisfactory to Lender providing for the pledge of all of the issued share capital held by Borrower in the U.K. Subsidiary (provided that no more than 66% of the total combined voting power of all classes of stock entitled to vote of the U.K. Subsidiary shall be required to be pledged) and the certificates evidencing such shares, together with blank stock transfer forms in respect thereof duly executed and delivered by a duly authorized officer of the Borrower, and to take such other actions necessary or advisable to grant to Lender a perfected first priority fixed charge security interest in such shares.

               (b) With respect to the shares of stock held by Borrower in the Brazilian Subsidiary, promptly but in no event later than February 27, 2000 execute and deliver to Lender a Security Document in form and substance satisfactory to Lender providing for the pledge of all of the shares of stock held by Borrower in the Brazilian Subsidiary (provided that no more than 66% of the total combined voting power of all classes of stock entitled to vote of the Brazilian Subsidiary shall be required to be pledged) and the certificates representing such shares, together with undated stock powers in blank, executed and delivered by a duly authorized officer of the Borrower, and to take such other actions necessary or advisable to grant to Lender a perfected first priority security interest in such shares.

               (c) With respect to any property acquired after the Closing Date by the Borrower or any of its Domestic Restricted Subsidiaries (other than (x) any property described in paragraphs (d), (e) or (f) below, or (y) any property subject to a Lien permitted by clause (g) of the definition of Permitted Liens) as to which Lender does not have a perfected security interest, promptly (i) execute and deliver to the Lender such amendments to the Guaranty and Security Agreement or such other documents as the Lender deems necessary or advisable to grant to the Lender a security interest in such property and (ii) take all actions necessary or advisable to grant to the Lender a perfected first priority security interest in such property (except for Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Security Agreement or by law or as may be reasonably requested by the Lender.

               (d) With respect to shares of stock held by the Borrower in HomeGrocer.Com, Inc., a Delaware corporation, Stan Lee Media, Inc., a Delaware corporation, and Worldly Information Network, Inc., a Delaware corporation, promptly but in no event later than October 1, 1999 (i) execute and deliver to Lender such amendments to the Guaranty and Security Agreement as the Lender deems necessary or advisable to grant to the Lender a perfected first priority security interest in such shares and (ii) deliver to Lender the certificates representing such shares, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower and to take such other actions necessary or advisable to grant to Lender a perfected first priority security interest in such shares.

               (e) With respect to any new Domestic Restricted Subsidiary created or acquired after the Closing Date, promptly (A) (i) execute and deliver to the Lender such amendments to the Guaranty and Security Agreement as the Lender deems necessary or advisable to grant to the Lender a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Restricted Subsidiaries and (ii) deliver to Lender the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, (B) cause such new Subsidiary (i) to become a party to the Guaranty and Security Agreement and
(ii) to take such actions necessary or advisable to grant to the Lender a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary (except for Permitted Liens), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guaranty and Security Agreement or by law or as may be reasonably requested by the Lender, and (C) if requested by Lender, deliver to the Lender resolutions, incumbency certificates, and legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

               (f) With respect to any new Foreign Restricted Subsidiary created or acquired after the Closing Date, promptly (A) (i) execute and deliver to the Lender a Security Document in form and substance satisfactory to Lender providing for the pledge of all of the shares of Capital Stock held by Borrower or any Restricted Subsidiary in such Foreign Restricted Subsidiary (provided that no more than 66% of the total combined voting power of all classes of stock entitled to vote of such Foreign Restricted Subsidiary shall be required to be pledged), (ii) deliver to Lender the certificates evidencing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Restricted Subsidiary, as the case may be, and (iii) to take such other actions necessary or advisable to grant to the Lender a perfected first priority security interest in such shares and (B) subject to SECTION 8.19 below, cause such Foreign Restricted Subsidiary (i) to execute and deliver a Foreign Restricted Subsidiary Guaranty in form and substance satisfactory to Lender and its counsel and (ii) if requested by Lender, to deliver to Lender resolutions and incumbency certificates relating to the matters described above.

        SECTION 6. NEGATIVE COVENANTS.

        On a continuing basis from the date of this Agreement until the Obligations are paid in full or otherwise satisfied, Borrower has performed all of its other obligations hereunder, and the Commitments have been terminated, Borrower covenants and agrees, and will cause each Restricted Subsidiary to agree, that it will not:

        6.1 DISTRIBUTIONS. In any fiscal year, declare or pay any dividends on, or make any other distribution (whether by reduction of capital or otherwise) with respect to any shares of its Capital Stock other than (i) stock dividends,
(ii) dividends or distributions made by a Restricted Subsidiary to Borrower, and
(iii) repurchases of stock from former employees of Borrower in accordance with the terms of repurchase or similar agreements between Borrower and such employees not to exceed $250,000 in the aggregate.

        6.2 STOCK ACQUISITION. Purchase, redeem, retire or otherwise acquire for value any of the shares of its Capital Stock, or make any commitment to do so.

        6.3 LIENS AND ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens.

        6.4 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness except for (i) the Obligations, (ii) the assumed Indebtedness described in clause (ii) of the proviso contained in the second sentence of
SECTION 6.7 below and Indebtedness (other than Preferred Stock) maturing after the Commitment Termination Date and which provides that all interest thereon will be capitalized as principal or will continue to accrue and not be payable in cash until after the Commitment Termination Date and which is otherwise subordinated to the Obligations upon terms and conditions reasonably approved in writing by Lender, (iii) Preferred Stock which is mandatorily redeemable at the option of the holder thereof or otherwise after the Commitment

Termination Date and which provides that all dividends thereon will be payable in additional Common or Preferred Stock or will continue to accrue and not be payable in cash until after the Commitment Termination Date, (iv) existing Indebtedness to the extent set forth on SCHEDULE 4.10 attached hereto, (v) Capital Leases in existence on the date hereof for tangible property used in Borrower's business to the extent permitted under this Agreement; (vi) trade indebtedness incurred and paid in the ordinary course of business, (vii) Guarantee Obligations to the extent permitted by SECTION 6.6 of this Agreement,
(viii) Indebtedness secured by Permitted Liens under clause (g) of the definition of Permitted Liens not to exceed $1,250,000 at any time outstanding,
(ix) Indebtedness of Borrower to any Subsidiary and of any Restricted Subsidiary to Borrower or any other Subsidiary, and (x) extensions, refinancings, modifications, amendments, and restatements of any of the items described in clauses (iv) and (v) above, provided that the principal amount thereof is not increased, the maturity is not shortened, or the terms thereof are not modified to impose more burdensome terms on the obligor thereunder.

        6.5 INVESTMENTS AND EXTENSIONS OF CREDIT. Make any investment in or any loans, advances or extensions of credit to any Person, except for (a) loans to officers, directors, employees and shareholders of Borrower which shall be on arm's-length terms and do not in the aggregate at any time exceed $1,000,000 in principal amount outstanding, (b) sales on open account and otherwise in the ordinary course of business, (c) Permitted Investments, (d) subject to the approval of Borrower's board of directors, venture investments in clients of Borrower or any Subsidiary whereby, in lieu of payment for goods or services, Borrower receives an equity position in and/or a debt security issued by the client ("VENTURE INVESTMENTS") so long as such Venture Investments are pledged to the Lender under the Guaranty and Security Agreement, (e) investments in and advances to Borrower or any Subsidiary (including the creation or acquisition of Subsidiaries after the date hereof); provided that cash investments in and advances to Unrestricted Subsidiaries shall not exceed $2,000,000 in the aggregate at any one time outstanding; provided further that, with respect to any advances to Borrower or any Restricted Subsidiary permitted under this clause (e), the corresponding Indebtedness shall be permitted by SECTION 6.4 above, (f) investments made in unrelated Persons by Borrower and/or its Restricted Subsidiaries not constituting the acquisition of all or substantially all of the Capital Stock or property of such Person through joint ventures, partnerships, strategic alliances and other similar arrangements or otherwise, provided that, not more than ten percent (10%) of the assets of such Person are comprised of marketable securities at the time of the investment, and (g) investments resulting from Merger and Acquisition Activities, to the extent permitted under SECTION 6.7 below.

        6.6 GUARANTEE OBLIGATIONS. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, in each case for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, except for (i) obligations of a Restricted Subsidiary under the Guaranty and Security Agreement or any Foreign Restricted Subsidiary Guaranty, as applicable, and (ii) the endorsement of negotiable instruments by Borrower or any Restricted Subsidiary in the ordinary course of business for deposit or collection.

        6.7 MERGERS OR ACQUISITIONS. Merge or consolidate with or into any other business organization, or acquire all or substantially all of the Capital Stock or property of another Person (individually "MERGER AND ACQUISITION ACTIVITY" and collectively, "MERGER AND ACQUISITION ACTIVITIES"). Notwithstanding the foregoing, Borrower or any Restricted Subsidiary may engage in Merger and Acquisition Activities in which Borrower or any Restricted Subsidiary is the surviving entity as a result of such transaction; provided, that neither Borrower nor any Restricted Subsidiary shall engage in any such permitted Merger and Acquisition Activity unless (i) no Event of Default has occurred and is continuing at the time of such proposed transaction and no Event of Default would exist after giving effect to such transaction, (ii) any assumed Indebtedness of a disappearing or acquired Person is subordinated to the Obligations on terms reasonably satisfactory to Lender, (iii) any cash consideration for an acquired Person that is an Unrestricted Subsidiary does not exceed $2,000,000 in the aggregate, and (iv) not more than ten percent (10%) of the assets of the disappearing or acquired Person are comprised of marketable securities at the time of the acquisition.

        6.8 TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any agreement or transaction with any Affiliate of Borrower, except (a) with respect to the raising of new equity for Borrower, provided that, in the case of new Preferred Stock of Borrower issued to any Affiliate of Borrower, the terms are reasonably satisfactory to Lender, (b) with respect to investments in and advances to Subsidiaries of Borrower, whether now existing or hereafter created, if otherwise permitted under this Agreement, and (c) in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms that are approved by Borrower's board of directors, fully disclosed to Lender and no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

        6.9 DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, except:

               (a) the disposition of obsolete or worn out property in the ordinary course of business resulting in net proceeds from the disposition not to exceed $2,000,000 in the aggregate (provided that, if such property is replaced by other comparable property within 12 months of such disposition, the net proceeds from such disposition shall not be counted toward such $2,000,000 limit; provided further that, the cost of such replacement shall be deemed to be a Capital Expenditure);

               (b) the sale or other disposition of inventory and source code in the ordinary course of business;

               (c) property leased or licensed by Borrower or any Restricted Subsidiary in the ordinary course of business; or

               (d) with respect to Venture Investments, to the extent permitted by the Guaranty and Security Agreement.

        6.10 CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Restricted Subsidiaries in the ordinary course of business not exceeding $15,000,000 (calendar year 1999), $20,000,000 (calendar year 2000), $30,000,000 (calendar year 2001), and $40,000,000
(calendar year 2002).

        6.11 LINES OF BUSINESS. Discontinue to engage in those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement.

        6.12 CONSOLIDATED REVENUES. Permit consolidated total revenue of the Borrower and its Subsidiaries for the twelve-month period ending on any date set forth below to be less than the amount set forth below opposite each date;

               Twelve-Month Period Ending             Amount (000)
                          9/30/99                        $44,300
                         12/31/99                         46,515
                          3/31/00                         48,841
                          6/30/00                         51,283
                          9/30/00                         53,847
                         12/31/00                         56,540
                          3/31/01                         59,367
                          6/30/01                         62,335
                          9/30/01                         65,452
                         12/31/01                         68,724
                          3/31/02                         72,160
                          6/30/02                         75,768
                          9/30/02                         79,557

        6.13 EXECUTIVE COMPENSATION. Increase the aggregate cash compensation (salary and bonus) paid to any individual Executive Officer (exclusive of Venture Investments and options or other equity in Borrower) by more than thirty percent (30%) per year (commencing with the Closing Date).

        SECTION 7. EVENTS OF DEFAULT - ENFORCEMENT - APPLICATION OF PROCEEDS.

        7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default hereunder:

               7.1.1 FAILURE TO PAY MONIES DUE. If any Loan Party shall fail to pay, when due, (a) any principal of any Loan, or (b) any interest or other amount payable by any Loan Party to Lender under this Agreement or any other Loan Document, and, in the case of (b), such failure shall not have been cured within five (5) days after notice from Lender to such Loan Party of such Default.

               7.1.2 MISREPRESENTATION. If any warranty or representation of Borrower or any other Loan Party in connection with or contained in this Agreement or any other Loan Document, or if any financial data or other information now or hereafter furnished to Lender by or on behalf of Borrower or any Subsidiary, shall prove to be false or misleading in any material respect when made or deemed made.

               7.1.3 NONCOMPLIANCE WITH AGREEMENT. If Borrower or any Restricted Subsidiary shall fail to perform, in the time and manner required, any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other Loan Document, which does not involve the failure to make a payment when due (be it principal, interest or otherwise) and which is not cured by Borrower or such Restricted Subsidiary within thirty
(30) days after the earlier of the date of notice to Borrower or such Restricted Subsidiary by Lender of such Default or the date Lender is notified pursuant to Borrower's or such Restricted Subsidiary's obligation under SECTION 5.1.3 of this Agreement, of such Default.

               7.1.4 OTHER DEFAULTS. If Borrower or any Restricted Subsidiary shall default in the payment when due of any of its Indebtedness in an amount in excess of $50,000 (other than to Lender) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such Indebtedness, and such default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default is to accelerate the maturity of such Indebtedness.

               7.1.5 JUDGMENTS. If there shall be rendered against Borrower or any Restricted Subsidiary one or more judgments or decrees involving an aggregate liability of $500,000 or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than forty-five (45) days, whether or not consecutive; or if a writ of attachment or garnishment against the property of Borrower or any Restricted Subsidiary shall be issued and levied in an action claiming $500,000 or more and not released or appealed and bonded in an amount and manner satisfactory to Lender within forty-five (45) days after such issuance and levy.

               7.1.6 BANKRUPTCY, ETC. (i) If the Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of forty-five (45) days; or (iii) there shall be commenced against the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within forty-five
(45) days from the entry thereof, or (iv) the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i)
(ii) or (iii) above; or (v) the Borrower or any of its Restricted

Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

               7.1.7 CHANGE OF CONTROL. If a Change of Control shall have occurred.

               7.1.8 SECURITY DOCUMENTS. Any Security Document shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party shall so asset, or any Lien created by any Security Document shall cease to be enforceable and of the same effect and priority purported to be created thereby (subject to Permitted Liens).

               7.1.9 ACCELERATION OF OBLIGATIONS; REMEDIES. Upon the occurrence and during the continuance of an Event of Default, all Obligations (including all L/C and Guaranty Obligations, whether or not the beneficiaries thereof shall have made a claim thereunder) shall be due and payable in full immediately at the option of Lender without presentation, demand, protest, notice of dishonor or other notice of any kind, all of which are hereby expressly waived. Unless all of the Obligations are then immediately fully paid, Lender shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, the Guaranty and Security Agreement, any other Security Document, or any other document contemplated hereby or for which provision is made by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Obligations any amount owing by Lender to Borrower and/or any property of Borrower in possession of Lender. Borrower agrees, upon request of Lender, to assemble the Collateral and make it available to Lender at any place designated by Lender. With respect to all Lease Guaranties and Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Lender an amount equal to the aggregate then undrawn and unexpired amount of such Lease Guaranties and Letters of Credit. Amounts held in such cash collateral account shall be applied by the Lender to the payment of drafts drawn under such Lease Guaranties and Letters of Credit, and the unused portion thereof after all such Lease Guaranties and Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Lease Guaranties and Letters of Credit shall have expired or been fully drawn upon, all L/C and Guaranty Obligations shall have been satisfied, and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

               7.1.10 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default that is not cured within the applicable cure period, if any, provided under SECTION 7.1 of this Agreement, Lender may in its sole discretion apply the Collateral to any portion of the Obligations. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by Lender, first to all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith; the balance of the proceeds of such sale or other disposition shall be applied to the payment of the Obligations, first to interest, then to principal, then to other Obligations and the surplus, if any, shall be paid over to

Borrower or to such other Person or Persons as may be entitled thereto under applicable law, including other creditors and shareholders as their interests may appear. Borrower shall remain liable for any deficiency, which Borrower shall pay to Lender immediately upon demand.

               7.1.11 CUMULATIVE REMEDIES. The remedies provided for herein are cumulative to the remedies for collection of the Obligations as provided by law, in equity or by any mortgage, trust deed, security agreement or other document contemplated hereby. Nothing herein contained is intended, nor shall it be construed, to preclude Lender from pursuing any other remedy for the recovery of any other sum to which Lender may be or become entitled for the breach of this Agreement by Borrower.

        SECTION 8. MISCELLANEOUS.

        8.1 INDEPENDENT RIGHTS. No single or partial exercise of any right, power or privilege hereunder, or under any of the Loan Documents, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement or to such other Loan Documents.

        8.2 COVENANT INDEPENDENCE. Each covenant in this Agreement shall be deemed to be independent of any other covenant and an exception or illegality in one covenant shall not create an exception or illegality in another covenant.

        8.3 ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement and the other Loan Documents constitute the entire agreement between the parties relating to the subject matter hereof and thereof. Any prior agreements, promises, negotiations, or representations regarding the subject matter hereof or thereof not expressly set forth in this Agreement and/or the other Loan Documents are of no force and effect with respect to the terms hereof, except as provided herein or therein. No forbearance on the part of Lender in enforcing any of its rights under this Agreement, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by Lender except in a writing signed and delivered by an officer of Lender, and no waiver of any Default or Event of Default shall operate as a waiver of any other Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement, the Revolving Note, or any other Loan Document shall be effective unless the same shall be in writing and signed and delivered by an officer of Lender.

        8.4 GOVERNING LAW. This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of New York. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein.

        8.5 FURTHER ASSURANCES. Immediately following any request by Lender, Borrower shall provide to Lender such further documents, instruments, opinions and assurances as may be



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

reasonably requested from time to time by Lender in connection with this Agreement and the other Loan Documents, including (at Lender's expense) opinions reasonably requested in connection with an assignment of the Loan Documents by Lender pursuant to SECTION 8.8 below. In addition, upon request of Lender made from time to time, Borrower will provide updated information to Lender with respect to its program for addressing the "Year 2000 problem."

        8.6 SURVIVAL OF WARRANTIES, ETC. All of Borrower's and other Loan Parties' covenants, agreements, representations and warranties made in connection with this Agreement and any other Loan Document shall survive the borrowing and the delivery of the Revolving Note hereunder and shall be deemed to have been relied upon by Lender, notwithstanding any investigation heretofore or hereafter made by Lender. All statements contained in any certificate or other document delivered to Lender at any time by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Borrower and the other Loan Parties in connection with this Agreement and the other Loan Documents.

        8.7 COSTS AND EXPENSES. Borrower agrees that it will reimburse Lender, upon demand, for all reasonable costs and expenses incurred by Lender in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) collecting or attempting to collect the Obligations or any part thereof, (c) maintaining or defending Lender's security interests or liens (or the priority thereof), (d) the enforcement of Lender's rights or remedies under this Agreement or the other Loan Documents,
(e) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other Loan Documents, and/or (f) any other matters or proceedings arising out of or in connection with any lending arrangement between Lender and Borrower, which costs and expenses include, without limitation, payments made by Lender for taxes, insurance, assessments, or other reasonable costs or expenses which Borrower is required to pay under this Agreement or the other Loan Documents; reasonable expenses related to the examination or maintenance of the Collateral; court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal Bankruptcy proceedings, probate proceedings, on appeal or otherwise); and all other reasonable costs and expenses of Lender incurred in connection with any of the foregoing.

        8.8 BINDING EFFECT. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender; provided, further however, that Lender may not assign or transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Borrower unless (i) Lender gives Borrower at least 15 days prior written notice of the proposed transfer or assignment, (ii) the proposed assignee or transferee is not a competitor or an affiliate of a competitor of Borrower or any of its Subsidiaries, (iii) the proposed assignee or transferee is a financial institution, and (iv) Lender agrees to provide credit support (which may be in the form of a guaranty) to such proposed assignee or transferee until the Obligations are paid or otherwise satisfied in full and the Commitments are terminated. Lender agrees to consider making a request to the proposed assignee or transferee to lower the fee payable with respect to the Letter of Credit Obligations upon the effectiveness of such



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

assignment or transfer. Notwithstanding the foregoing, Lender may sell participation interests in all or any part of its interests under this Agreement and the other Loan Documents; provided that (i) the participant is not a competitor of Borrower or any of its Subsidiaries, (ii) in the case of any such participation, the participant shall not have any rights under this Agreement or any other Loan Document (the participant's rights against Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, and (iii) Lender shall not transfer or grant any participating interest under which the participant shall have rights to approve any amendment, consent or waiver with respect to this Agreement or any other Loan Document.

        8.9 MAINTENANCE OF RECORDS. Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. Borrower will give Lender prompt written notice of any change in its principal place of business, or in the location of its records.

        8.10 NOTICES. All notices and communications provided for herein or in any document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) Business Days after sending by first class mail, postage prepaid, addressed as follows:

               If to Borrower, to:

                      Organic, Inc.
                      510 3rd Street, Suite 540
                      San Francisco, California 94107
                      Telecopy No.: (415) 284-6891
                      Attn: Susan Field

               With a copy to:

                      Cooley Godward LLP
                      One Maritime Plaza, Suite 2000
                      San Francisco, California 94111
                      Telecopy No.: (415) 951-3699
                      Attn: Barry A. Graynor, Esq.

               If to Lender, to:
                      Omnicom Group Inc.
                      437 Madison Avenue
                      New York, New York 10022
                      Telecopy No.: (212) 415-3530
                      Attn: Randall J. Weisenburger

               With a copy to:

                      Jones, Day, Reavis & Pogue
                      599 Lexington Avenue
                      New York, New York 10022
                      Telecopy No.: (212) 755-7306
                      Attn: Robert A. Profusek, Esq.

or to such other address as a party shall have designated to the other in writing in accordance with this section.

        8.11 COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

        8.12 HEADINGS. Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

        8.13 RELEASE AND DISCHARGE. Upon full payment of the Obligations and performance by Borrower of all its other obligations hereunder, the parties shall thereupon automatically each be fully, finally and forever released and discharged from any claim, liability or obligation in connection with this Agreement and the other Loan Documents.

        8.14 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement and the other Loan Documents.

        8.15 CONFIDENTIALITY. Lender agrees that, except with the prior written consent of Borrower, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of Borrower to which Lender has been or shall become privy by reason of this Agreement or any other Loan Document, discussions or negotiations relating to this Agreement and the other Loan Documents, or the performance of any Loan Party's obligations hereunder or under any other Loan Document; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to any assignee or prospective assignee that agrees to comply with the provisions of this Section,
(b) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates (other than affiliates that are competitors of Borrower or any of its Subsidiaries) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) upon the request or demand of any governmental authority, (d) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any Requirements of Law,
(e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed other than as a result of a breach of this Section, or (g) in connection with the exercise of any remedy hereunder or under any other Loan Document. The provisions of this
SECTION 8.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

        8.16 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY AND ALL ACTIONS OR PROCEEDINGS AT ANY TIME IN WHICH BORROWER AND

LENDER ARE PARTIES ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

        8.17 INDEMNITY. The Borrower agrees to pay, indemnify, and hold the Lender and its officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of its properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. The agreements in this SECTION 8.17 shall survive repayment of the Loans and all other amounts payable hereunder.

        8.18 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the other Loan Parties, and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

        8.19 FOREIGN RESTRICTED SUBSIDIARY GUARANTIES. Within one month after the issuance of a Foreign Restricted Subsidiary Guaranty in accordance with the terms of this Agreement by the U.K. Subsidiary and at or about the time of the creation or acquisition of any future Foreign Restricted Subsidiary, and within 45 days prior to each fiscal year end of the Borrower (other than December 1999) thereafter, at the request of the Borrower, Lender agrees to jointly evaluate with the Borrower the risk of adverse tax consequences, if any, (after taking into account any foreign tax credits) resulting from the issuance (or maintenance) of each respective Foreign Restricted Subsidiary Guaranty existing or to be issued in accordance with the terms hereof, based on the documents and materials described below, and the extent to which such adverse tax consequences, if any, to Borrower would outweigh the benefits to Lender of having such Foreign Restricted Subsidiary Guaranties. If in Lender's reasonable judgment, such adverse tax consequences, if any, would outweigh such benefits, in respect of (i) any existing Foreign Restricted Subsidiary Guaranty or (ii) any Foreign Restricted Subsidiary Guaranty to be issued, Lender will promptly execute and deliver to Borrower such documents and instruments as are necessary or desirable (i) to release and terminate such existing Foreign Restricted Subsidiary Guaranty and (ii) to waive the issuance of such to-be-issued Foreign Restricted

Subsidiary Guaranty. In connection with performing such evaluation, Borrower agrees to provide Lender, upon Lender's request, with supporting documents and materials (including any analyses and projections prepared by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing (it being understood that Borrower shall not be obligated to have such analyses or projection prepared)) demonstrating such adverse tax consequences.

        8.20 SUBMISSION TO JURISDICTION; WAIVERS. The Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof,

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, at its address set forth in SECTION 8.10 or at such other address of which the Lender shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

        IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

BORROWER:                          ORGANIC, INC.,
                                   a Delaware corporation


                                   By: /s/ SUSAN FIELD
                                      ----------------------------------
                                   Printed Name: Susan Field
                                                 -----------------------
                                   Title: Executive Vice President and
                                          ------------------------------
                                          Chief Financial Officer
                                          ------------------------------


LENDER:                            OMNICOM GROUP INC.,
                                   a New York corporation

                                    By: /s/ BARRY J. WAGNER
                                        ---------------------------------
                                    Printed Name: Barry J. Wagner
                                                  -----------------------
                                    Title: Secretary
                                           ------------------------------